Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

                We hereby consent to the inclusion in this Form 8-K/A-2 of our report dated July 26, 2001 relating to the consolidated financial statements of North Central Plastics, Inc. as of and for the year ended April 30, 2001.

/s/ McGladrey & Pullen, LLP

Rochester, Minnesota
October 22, 2001